Exhibit (a)(1)(iv)

Offer by

LIMITED BRANDS, INC.

To Purchase For Cash

Up to 44,444,000 Shares of Its Common Stock

At a Purchase Price of Not Greater Than $22.50 Nor Less Than $19.75 Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MARCH 25, 2004, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated February 27, 2004 and the related Letter of Transmittal (which, as may be amended or supplemented from time to time, together constitute the “Offer”) in connection with the Offer by Limited Brands, Inc., a Delaware corporation (the “Company”), to purchase for cash up to 44,444,000 shares of its common stock, $0.50 par value (such shares, together with all other outstanding shares of common stock of the Company, are herein referred to as the “Shares”), at a price specified by its stockholders not greater than $22.50 nor less than $19.75 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

We are the holder of record of Shares held for your account. As such, only we, pursuant to your instructions, can tender your Shares. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

The Company will determine a single per Share price (not greater than $22.50 nor less than $19.75 per Share) that it will pay for the Shares properly tendered and not properly withdrawn pursuant to the Offer taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the purchase price that will allow it to purchase 44,444,000 Shares (or such lesser number as are properly tendered and not properly withdrawn) pursuant to the Offer. The Company will purchase all Shares validly tendered at prices at or below the purchase price and not withdrawn upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, including the provisions relating to “odd lot” tenders, proration and conditional tender described in the Offer to Purchase.

Shares tendered at prices in excess of the purchase price and shares not purchased because of proration or conditional tenders will be returned at the Company’s expense to the stockholders who tendered such shares promptly after the Expiration Date (as defined in the Offer to Purchase). As described in the Offer to Purchase, in the event the final purchase price is less than the maximum price of $22.50 per share and more than 44,444,000 Shares are tendered in the Offer at or below the purchase price, the Company intends to exercise its right to purchase up to an additional 2% of its outstanding Shares without extending the tender offer so that it repurchases up to $1 billion of its Shares. The Company also expressly reserves the right, in its sole discretion, to purchase additional Shares subject to applicable legal requirements. See Section 1 of the Offer to Purchase.

As described in the Offer to Purchase, if fewer than all Shares properly tendered and not properly withdrawn at or below the purchase price are to be purchased by the Company, the Company will purchase tendered Shares in the following order of priority:

•	First, from all stockholders who own beneficially or of record, an aggregate of fewer than 100 Shares (“odd lots”) who properly tender and do not properly withdraw all of such Shares at or below the purchase price selected by the Company (partial tenders will not qualify for this preference);

•	Second, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, on a pro rata basis from all other stockholders who properly tender Shares at or below the purchase price selected by the Company; and

•	Third, only if necessary to permit the Company to purchase 44,444,000 Shares (or such greater number of Shares as the Company may elect to purchase subject to applicable law) from holders who have tendered Shares conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have tendered all of their Shares. See Section 6 of the Offer to Purchase.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. You may tender Shares at a price not greater than $22.50 nor less than $19.75 per Share, as indicated in the attached Instruction Form, net to you in cash.

2. The Offer, the proration period and withdrawal rights expire at 12:00 Midnight, New York City time, on Thursday, March 25, 2004 unless the Offer is extended by the Company.

3. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase. See Section 7 of the Offer to Purchase.

4. The Offer is for 44,444,000 Shares, constituting approximately 8.6% of our outstanding shares as of February 20, 2004.

5. Tendering stockholders who are registered stockholders or who tender their shares directly to Wachovia Bank, N.A., the Depositary, will not be obligated to pay any brokerage commissions or fees to the Company or the Dealer Managers, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company’s purchase of Shares pursuant to the Offer.

6. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

7. If you hold beneficially or of record an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares at or below the purchase price before the Expiration Date (as defined in the Offer to Purchase) and check the box captioned “Odd Lots” on the attached Instruction Form, the Company on the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the purchase price and not properly withdrawn.

8. If you wish to condition your tender upon the purchase of all Shares tendered or upon the Company’s purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company’s purchase of Shares from all tenders which are so conditioned will be determined by random lot. To elect such a condition complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by Banc of America Securities LLC or J.P. Morgan Securities Inc., the Dealer Managers for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer by

LIMITED BRANDS, INC.

to Purchase for Cash Up to 44,444,000 Shares of its Common Stock

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated February 27, 2004 and the related Letter of Transmittal (which together, as amended or supplemented, constitute the “Offer”), in connection with the offer by Limited Brands, Inc. (“Limited Brands”) to purchase up to 44,444,000 shares of its common stock, $0.50 par value (such shares, together with all other outstanding shares of common stock of Limited Brands, are herein referred to as the “Shares”), at a price not greater than $22.50 nor less than $19.75 per Share, net to the undersigned in cash, without interest.

The undersigned hereby instruct(s) you to tender to Limited Brands the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES BEING TENDERED HEREBY:              SHARES*

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER (SEE
INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

☐        The undersigned wants to maximize the chance of having Limited Brands purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by Limited Brands pursuant to the Offer. This action will result in receiving a price per Share of as low as $19.75 or as high as $22.50.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price checked. If the purchase price for the Shares is equal to or greater than the price checked, then the Shares purchased by Limited Brands will be purchased at the purchase price. A stockholder who desires to tender Shares at more than one price must complete a separate Instruction Form for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price (unless those Shares were previously tendered and withdrawn).

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐	$19.75	☐	$20.50	☐	$21.25	☐	$22.00
☐	$20.00	☐	$20.75	☐	$21.50	☐	$22.25
☐	$20.25	☐	$21.00	☐	$21.75	☐	$22.50

ODD LOTS

(See Instruction 6 of the Letter of Transmittal)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

☐	By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered.

CONDITIONAL TENDER

(See Instruction 17 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Shares upon Limited Brands purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by Limited Brands pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased, if any are purchased, is:_________ Shares

If, because of proration, the minimum number of Shares designated will not be purchased, Limited Brands may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below:

☐	The tendered Shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

SIGN HERE

Signature(s):

Name(s):

(PLEASE PRINT)

Taxpayer Identification or Social Security Number:

Address(es):

(INCLUDING ZIP CODE)

Area Code/Phone Number:

Date:

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